Exhibit 99.2

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

In re CBEYOND, INC. DERIVATIVE LITIGATION	Civil Action No. 2008CV157216
This Document Relates To: ALL ACTIONS.

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated September 24, 2009 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined in ¶1.20 hereof), each by and through their respective counsel: (i) plaintiffs Meghal Antani and John C. Scheldt (collectively, “Plaintiffs”); (ii) the Individual Defendants (as defined in ¶1.10); and (iii) nominal defendant Cbeyond, Inc. (“Cbeyond” or the “Company”). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.17), upon and subject to the terms and conditions hereof.

I. INTRODUCTION

The Antani Action (as further defined in ¶1.2) was commenced when Cbeyond shareholder, Meghal Antani, filed a shareholder derivative complaint in the Superior Court of Fulton County, Georgia (the “Court”) on September 19, 2008. On October 14, 2008, another Cbeyond shareholder, John C. Scheldt, filed with the Court a similar shareholder derivative complaint, the Scheldt Action (as further defined in ¶1.19). On November 19, 2008, The Honorable Judge Melvin K. Westmoreland entered a Consent Order consolidating the Antani and

Scheldt Actions, appointing as Lead Counsel the law firm of Barroway Topaz Kessler Meltzer & Check, LLP (“Barroway Topaz”) and setting a schedule requiring Plaintiffs to file a consolidated complaint on or before December 19, 2008 and providing for Defendants’ responses thereto. The parties later agreed to allow Plaintiffs until January 30, 2009 to file a consolidated complaint and, in accordance therewith, on January 30, 2009, Plaintiffs filed their consolidated complaint (the “Complaint”) on behalf of Cbeyond.

The Complaint alleges, inter alia, that between approximately November 1, 2007 and February 2008, the Individual Defendants caused the Company to issue materially false or misleading statements and omissions concerning the Company’s financial well-being and future prospects. Specifically, the Plaintiffs allege that the Individual Defendants failed to disclose and/or purposely misled investors regarding Cbeyond’s customer attrition rate (the “Churn Rate”), which was allegedly much higher than disclosed by the Company through the Individual Defendants. The Complaint further alleges that certain of the defendants, based upon their knowledge of non-public information regarding the Company’s Churn Rate, sold substantial portions of their personally-held or indirectly controlled Company stock and that certain of the defendants did so several days after entering into Indemnification Agreements with the Company dated November 5, 2007. The Complaint also alleges that the Individual Defendants violated the Company’s Nominating and Corporate Governance Charter, which allegedly required that the Nominating and Corporate Governance Committee shall be composed of three or more directors and that, in accordance with the same charter, since its adoption on September 19, 2005, neither the Company’s website nor any public filing made by the Company indicated that Cbeyond created or maintained any corporate governance guidelines as the Company had previously claimed. As a result of the foregoing, the Complaint asserts state law claims on the basis of these allegations, and seeks disgorgement, the imposition of a constructive trust and other monetary and non-monetary relief.

In or around February 2009, counsel for Plaintiffs and nominal defendant Cbeyond began a dialogue regarding the possible resolution of the Action and, in connection therewith, the parties agreed to pursue mediation before the Honorable Nicholas H. Politan (Ret.) (“Judge Politan”). On March 27, 2009, certain parties, including counsel for the Plaintiffs, the Individual Defendants, and Cbeyond, conducted an all day mediation session before Judge Politan. The Plaintiffs, as part of the settlement dialogue, made a settlement demand to defendants which included, among other things, proposed corporate governance reforms. At the conclusion of the mediation, the parties were not able to resolve the Action. However, since the conclusion of the mediation session, counsel for the Plaintiffs, the Individual Defendants and the Company continued their arm’s-length negotiations with the substantial assistance and oversight of Judge Politan and, during such negotiations, the Company provided Plaintiffs with non-public information. Thereafter, the Settling Parties ultimately agreed to resolve the Action on the terms set forth herein.

II. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation before and during pendency and prosecution of the Action. This investigation has included, inter alia: (1) inspecting, reviewing and analyzing Cbeyond’s financial filings; (2) researching the applicable law with respect to the claims asserted in the Action; (3) mediating with Judge Politan; (4) exchanging non-public information with Defendants; (5) researching corporate governance issues; and (6) meeting telephonically with Defendants’ counsel on numerous occasions.

Plaintiffs believe that the claims they have asserted in the Action on behalf of Cbeyond have merit. However, counsel for the Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through appeals. Plaintiffs’ Counsel (as defined in ¶1.15) have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Counsel for the Plaintiffs are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or which may be asserted. Based on their evaluation, Plaintiffs and their counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Plaintiffs, Cbeyond and its shareholders and that the settlement set forth in the Stipulation confers substantial benefits upon Cbeyond and its shareholders.

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants (defined below in ¶1.6) have denied and continue to deny that they have committed or intended to commit any violations of law, breaches of fiduciary duty to Cbeyond, or any wrongdoing whatsoever. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is desirable and beneficial that the Action, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants believe that the settlement set forth in this Stipulation confers substantial benefits upon Cbeyond and its shareholders, and is in the best interests of Cbeyond and its shareholders.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

1. Definitions

1.1 “Action” means, collectively, the Antani Action, and the Scheldt Action.

1.2 “Antani Action” means the shareholder derivative action filed in the Superior Court of Georgia, Fulton County on September 19, 2008 styled Antani v. Geiger, et al., No. 2008CV157216.

1.3 “Board” means the Cbeyond Board of Directors.

1.4 “Cbeyond” or the “Company” means nominal defendant Cbeyond, Inc. including, but not limited to, its predecessors, successors, controlling shareholders, partners, joint venturers, subsidiaries, affiliates, divisions and assigns.

1.5 “Court” means Superior Court of Fulton County, Georgia.

1.6 “Defendants” means nominal defendant Cbeyond and the Individual Defendants.

1.7 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.

1.8 “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal.

1.9 “Final Order and Judgment” means the order and judgment to be rendered by the Federal Court, substantially in the form attached hereto as Exhibit D.

1.10 “Individual Defendants” means James F. Geiger, Richard J. Batelaan, Christopher C. Gatch, Joseph Oesterling, John H. Chapple, Douglas C. Grissom, D. Scott Luttrell, James N. Perry, Jr., David A. Rogan, and Robert Rothman.

1.11 “Lead Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP.

1.12 “Mediator” means the Honorable Nicholas H. Politan (Ret).

1.13 “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 “Plaintiffs” means Meghal Antani and John C. Scheldt.

1.15 “Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with the Action.

1.16 “Related Persons” means each of a Person’s spouses, heirs, executors, estates, or administrators, any entity in which a Person and/or member(s) of his or her family has an interest, each of a Person’s present and former attorneys, legal representatives, and assigns in connection with the Action, and all of a Person’s past and present directors, officers, agents, advisors, employees, partners, members, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities.

1.17 “Released Claims” means all claims (including “Unknown Claims,” as defined in ¶1.21 hereof), debts, actions, allegations, obligations, fees, expenses, costs, matters, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, concealed or hidden, that have been or could have been asserted in the Action by Plaintiffs or any Cbeyond shareholder derivatively on behalf of Cbeyond (including, without limitation, claims for damages, interest, equitable relief, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, recklessness, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud or constructive fraud, misrepresentation, restitution, unjust enrichment, rescission, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement or gross mismanagement, abuse of control, corporate waste, breach of contract, an accounting, or violations of any state or federal statutes, rules, regulations or common law provisions), arising out of or relating to the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged or could have been alleged in the Action relating to the Company’s “Churn Rate” between approximately November 1, 2007 and February 2008, including, without limitation, any claims related to the public disclosures relating to the Company’s Churn Rate and the transactions referenced in the Action. Released Claims do not include any claims to enforce the Stipulation.

1.18 “Released Persons” means each and all of the Defendants, Madison Dearborn Partners, LLC, Madison Dearborn Capital Partners III, L.P., LCM Group, Inc., and their Related Persons.

1.19 “Scheldt Action” means the shareholder derivative action filed in the Superior Court of Georgia, Fulton County on October 14, 2008 styled Scheldt v. Madison Dearborn Partners, L.P., et al., No. 2008CV158481.

1.20 “Settling Parties” means, collectively, nominal defendant Cbeyond, each of the Individual Defendants and Plaintiffs on behalf of themselves and on behalf of Cbeyond and its shareholders.

1.21 “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Action by Plaintiffs or any Cbeyond shareholder derivatively on behalf of Cbeyond based upon Cbeyond’s disclosures of the Company’s Churn Rate between approximately November 1, 2007 and February 2008, which any Plaintiffs or Cbeyond shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, and Cbeyond shall expressly waive and each of the Cbeyond shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Plaintiffs, Individual Defendants and Cbeyond shall expressly waive, and each of the Cbeyond shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Plaintiffs, Individual Defendants and Cbeyond shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Plaintiffs, Individual Defendants and Cbeyond shall expressly settle and release, and each Cbeyond shareholder shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Cbeyond shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2. Corporate Governance Benefits to Cbeyond

2.1 As a result of the filing and prosecution of the Action and as part of the settlement of this Action, Cbeyond shall adopt the corporate governance reforms set forth below (the “Corporate Governance Reforms”). The Board shall take all necessary steps to ensure the adoption of the Corporate Governance Reforms within ninety (90) days after the Effective Date of the settlement. The Corporate Governance Reforms shall be maintained for a period of no less than four (4) years after the Effective Date of the settlement.

A. Cbeyond shall post on the Company’s website the Company’s corporate governance guidelines, including all board committee charters;

B. Cbeyond shall disclose on the Company’s website the existence of the Company’s insider trading policy;

C. Cbeyond shall endeavor to maintain three members on the Company’s Nominating and Corporate Governance Committee though the committee’s charter presently requires only two members;

D. Cbeyond shall revise paragraph 10 of the Company’s Audit Committee Charter to conform to the Audit Committee’s current practice of reviewing, prior to their publication, the Company’s financial statements and disclosures regarding financial results and each press release or filing with the Securities and Exchange Commission (“SEC”) in which the Company may provide guidance regarding anticipated financial results as attached hereto as Exhibit A; and

E. Cbeyond shall revise the Company’s indemnification agreements with the Individual Defendants in order to ensure that the language properly limits the indemnification rights granted therein only to the extent permitted by Delaware law. A copy of the revised indemnification agreement is attached hereto as Exhibit B.

3. Procedure For Implementing The Settlement

3.1 After execution of the Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit C hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the publication of the Notice of Settlement (the “Notice”), substantially in the form of Exhibit C-1 hereto, which shall include the general terms of the settlement set forth in the Stipulation, including, but not limited to, the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing, as defined below. Within ten (10) days of the entry of the preliminary approval order, Cbeyond shall publish the Notice in a press release and cause the Notice and the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K. All costs in identifying and notifying Cbeyond’s shareholders of the settlement, including the filing of the Stipulation and the publication of the Notice, will be paid by Cbeyond. If additional notice is required by the Court, the cost and administration of such additional notice will be borne by Cbeyond.

3.2 Plaintiffs will request that after the Notice is provided, the Court hold a final settlement hearing (the “Settlement Hearing”) to consider and determine whether to approve the terms of the settlement as fair, reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by Plaintiffs and Cbeyond.

4. Releases

4.1 Upon the Effective Date, as defined in ¶1.7, Plaintiffs (acting on their own behalf and derivatively on behalf of Cbeyond), and each of Cbeyond’s shareholders (solely in their capacity as Cbeyond shareholders) shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons, provided, that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

4.2 Upon the Effective Date, as defined in ¶1.7, each of the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

5. Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 After negotiating the settlement terms set forth above, Plaintiffs’ Counsel and Cbeyond reached an agreement at arm’s-length, in good faith, and with the substantial assistance and oversight of Judge Politan, on the amount of attorneys’ fees, costs and expenses to be paid to Plaintiffs’ Counsel in connection with the prosecution of the Action and negotiation of the Settlement. In exchange for the substantial benefits conferred upon Cbeyond, Cbeyond’s primary directors and officers’ liability insurance carrier has agreed to pay, as part of the Settlement, $200,000 for Plaintiffs’ Counsel’s service in the Action, subject to court approval (the “Fee and Expense Award”).

5.2 The Fee and Expense Award shall be made to Plaintiffs’ counsel, Barroway Topaz Kessler Meltzer & Check, LLP, within ten (10) days after entry of the Final Order and Judgment. Defendants shall have no obligation to make any payment other than as provided herein to any Derivative Plaintiffs’ Counsel. The Parties agree that the denial, in whole or in part, of the Fee and Expense Award shall in no way affect the enforceability, validity or finality of this Settlement. Except as otherwise provided herein, the Parties shall bear their own costs.

6. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) approval by the Board;

(b) the payment of the Fee and Expense Award in accordance with ¶5.1 and ¶5.2 hereof; and

(c) the Final Order and Judgment has become Final.

6.2 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, and the Settling Parties shall be restored to their respective positions in the Action as of the last date on which any of the Settling Parties have executed this Stipulation, unless Plaintiffs’ Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the judgment specified in ¶6.1(c) is successfully attacked collaterally, then the payments to Plaintiffs’ Counsel pursuant to Section 5, and any and all interest accrued thereon since payment, shall be returned to Cbeyond within ten (10) business days of said event. The return obligation set forth in this paragraph is the obligation of those Plaintiffs’ Counsel who have received a payment in the Action. Each such Plaintiffs’ Counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purposes of enforcing this subparagraph.

6.4 In the event that the Stipulation or settlement is not approved by the Court, or the settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of the execution of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling

Parties of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.21, 6.2-6.4, 7.5, 7.7, 7.9 and 7.12-7.16 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7. Miscellaneous Provisions

7.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2 Pending final determination of whether the settlement should be approved, all proceedings and all further activity between the Settling Parties regarding or directed towards the Action, save for those activities and proceedings relating to this Stipulation and the settlement, shall be stayed.

7.3 Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and their Related Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

7.4 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs, Cbeyond and the Individual Defendants, with respect to the Action. The settlement comprises claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Final Order and Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with all applicable law, including Official Code of Georgia § 9-15-14.

7.5 Neither the Stipulation (including any exhibits attached hereto) nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.6 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.8 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any of the Settling Parties concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each of the Settling Parties shall bear its own costs.

7.9 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.10 The Stipulation may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

7.13 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without giving effect to that State’s choice-of-law principles.

7.14 Plaintiffs hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under, or arising out of the Released Claims.

7.15 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.16 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated September 24, 2009.

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

Eric L. Zagar

Robin Winchester

J. Daniel Albert

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Facsimile: (610) 667-7056

Lead Counsel for Plaintiffs

HOLZER HOLZER & FISTEL, LLC

Michael I. Fistel, Jr.

Georgia Bar Number: 262062

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Telephone: (770) 392-0090

Liaison Counsel for Plaintiffs

THE SHUMAN LAW FIRM Kip B. Shuman Rusty E. Glenn 885 Araphoe Avenue Boulder, CO 80302 Telephone: (303) 861-3003

THE WEISER LAW FIRM, P.C. Robert B. Weiser Brett D. Stecker Jeffrey J. Ciarlanto 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: (610) 225-2677 Additional Counsel for Plaintiffs
LATHAM & WATKINS LLP

Laurie B. Smilan

J. Christian Word

555 Eleventh St., NW, Suite 1000

Washington, DC 20004

Tel: (202) 637-2200

Fax: (202) 637-2201

Michael J. Faris

233 South Wacker Drive

Suite 5800

Chicago, IL 60606

Tel: (312) 876-7700

Fax: (312) 993-9767

Counsel for Nominal Defendant Cbeyond, Inc., and the Individual Defendants

ALSTON & BIRD LLP Scott P. Hilsen 1201 West Peachtree Street One Atlantic Center Atlanta, GA 30309 Telephone: (404) 881-7000 Additional Counsel for Defendants

EXHIBIT A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of CBEYOND COMMUNICATIONS, INC.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Cbeyond Communications, Inc. (the “Company”) on September 19, 2005.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting, auditing and financial reporting practices of the Company. The Committee should provide an appropriate communications channel with the Board, independent auditors and financial management.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable laws, rules and regulations. These are the responsibilities of management, the internal auditor (or other persons responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall be composed of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the vacancy.

Each Committee member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting or auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Functions and Authority

The operation of the Committee shall be subject to the provisions of the bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law.

The Committee shall have the full power and authority to carry out the following responsibilities:

Interaction with the Independent Auditor

1.	Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and that independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.

Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service to be provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.	Independence of the Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

•

The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

•

The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

•	The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

•

The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

•	The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent accounting firms.

Annual Financial Statements and Annual Audit

4.	Meetings with Management, the Independent Auditor and the Internal Auditor.

•

The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

•

The Committee shall review and discuss with management and the independent auditor: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•

The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.	Separate Meetings with the Independent Auditor.

•

The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information on any significant disagreements with management and management’s response to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (a) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (b) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued, or proposed to be issued by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

•

The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (a) all accounting policies and practices to be used that the independent auditor identifies as critical; (b) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations of internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

•	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.	Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraph 4 and 5 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to paragraph 3 above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.	Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit.

8.	Appointment and Compensation. The internal auditor shall report directly to the Committee for all matters other than day-to-day administrative matters, for which the internal auditor shall work with the management of the Company. The Committee shall review the appointment, replacement and compensation of the internal auditor.

9.	Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant Committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities.

10.	The Committee shall discuss with management and the independent auditor the Company’s earnings press release (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) ~~and need not take place in advance of each earning release or each instance~~. The Committee shall review, prior to their publication, the Company’s financial statements and disclosures regarding financial results and each press release or filing with the Securities and Exchange Commission (“SEC”) in which the Company may provide ~~earnings~~ guidance regarding anticipated financial results.

11.	The Committee shall review all related-party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12.	The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.	The Committee shall discuss with the Company’s general counsel, or outside counsel, any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.	The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15.	The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

17.	The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

18.	The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

19.	The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.	The Committee shall review the Company’s computer information systems with the particular emphasis on procedures, controls and security protection against computer fraud and misuse from both within and outside the Company.

21.	The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

22.	The Committee shall review and reassess periodically the adequacy of this Charter and submit any recommended changes to the Board for its consideration and approval.

23.	The Committee shall perform any other oversight functions as determined by the full Board.

IV. Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems necessary and desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any person it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

V. Minutes and Reports

Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chair of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

EXHIBIT B

CBEYOND, INC.

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made as of                      by and between CBEYOND, INC., a Delaware corporation (the “Company”), and              (“Indemnitee”). This Agreement supercedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation.

2. Definitions. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

1. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

2. Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

3. Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

4. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

5. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(e) “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Expenses” shall include attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below). Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent as well as reasonable compensation for time spent by Indemnitee for which he/she is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and the estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to the Company or any subsidiary. The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) “Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l) The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) A “Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(n) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, investigative, formal or informal nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(o) The term “Subsidiary,” with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful. The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors or applicable law.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify and hold harmless Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify and hold harmless Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section ~~7~~8(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, but this exception shall only apply after a final adjudication of the Proceeding.

~~(b) Notwithstanding any limitation in Section 3, 4, 5 or 7(a), the Company shall indemnify and held harmless Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts~~

~~paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.~~

9. Contribution in the Event of Joint Liability.

(a) To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee~~.~~ unless prohibited by applicable law.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

10. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;

(b) where the Company reasonably determines that Indemnitee clearly violated Section 16(b) of the Exchange Act and must disgorge the profits to the Company, but indemnification shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws; or

(c) except as otherwise provided in Sections 15(e)-(f) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

11. Advances of Expenses; Defense of Claim.

(a) Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 11(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent.

12. Procedure for Notification and Application for Indemnification.

(a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement, or otherwise.

(b) Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 13(a) of this Agreement.

13. Procedure Upon Application for Indemnification.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a) hereof, the Independent Counsel shall be selected as provided in this Section 13(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 12(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 13(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 15(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

14. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 13 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 14(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

15. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 13 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 11 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 13(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 13(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 9 of this Agreement, or (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 13(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 15, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 13(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 15, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 11 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 13(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Company’s Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be.

(f) Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

16. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall find such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 16 shall relieve the Company of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 13(b) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control: (a) the Trust shall not be revoked, or the principal thereof invaded, without the written consent of the Indemnitee; (b) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee and upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, any and all Expenses to the Indemnitee; (c) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth above; (d) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 13(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 25 of this Agreement.

17. Security. Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

18. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which

Indemnitee may at any time be entitled under applicable law, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL and the Company’s Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

19. Liability Insurance.

(a) Commercially Reasonable Best Efforts. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance shall be not less than A-VI.

(b) Annual Review. At the Directors’ request, the Company shall arrange an annual review of the Directors’ and Officers’ Liability and Company Reimbursement Insurance by an independent insurance adviser, all fees and charges arising from such review to be met by the Company.

(c) Tail Coverage. In the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of six years thereafter.

20. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

22. Enforcement and Binding Effect.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification and advancement of expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

23. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

24. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Cbeyond, Inc.

320 Interstate North Parkway, Suite 300

Atlanta, GA 30339

Attention: Cbeyond Corporate Secretary

Fax: (678) 424-2500

or to any other address as may have been furnished to Indemnitee in writing by the Company.

25. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party is not a resident of the State of Delaware, [                    ] as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

26. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

*     *     *

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

CBEYOND COMMUNICATIONS, INC.		INDEMNITEE

By:
Name:	James F. Geiger Chief Executive Officer	Name: Address:

EXHIBIT C

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

In re CBEYOND, INC. DERIVATIVE LITIGATION	CIVIL ACTION NO. 2008CV157216
This Document Relates To: ALL ACTIONS

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT

AND PROVIDING FOR NOTICE

WHEREAS, the Settling Parties have made a motion for an order (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned consolidated shareholder derivative action (the “Action”) in accordance with the Stipulation of Settlement dated September 24, 2009 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution of the Notice of Proposed Settlement (“the Notice”);

WHEREAS, The Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Action with prejudice as to the Released Persons; and (ii) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Action, upon the terms and conditions set forth in the Stipulation;

WHEREAS, the Settlement appears to be the product of serious, informed, arm’s-length and non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement and its terms, including the dismissal of the Action with prejudice and an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation.

2. A final settlement hearing (the “Settlement Hearing”) shall be held before this Court on                      at              .m. in Courtroom 4A of the Superior Court of Fulton County, State of Georgia, 185 Central Avenue, SW, Atlanta, GA 30303, to determine whether:

(a) the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interest of Cbeyond and current Cbeyond shareholders;

(b) a Final Order and Judgment as provided for in paragraph 1.9 of the Stipulation should be entered; and

(c) to approve the award of attorneys’ fees and expenses to Plaintiffs’ Counsel.

3. The Court approves, as to form and content, the Notice annexed as Exhibit C-1 to the Stipulation, and finds that the filing of the Stipulation and publication of the Notice substantially in the manner and form set forth in paragraph 3.1 of the Stipulation, meets the requirements of Official Georgia Code § 14-2-745 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than (10) days following entry of this Order, Cbeyond shall cause the Notice substantially in the form annexed as Exhibit C-1 to the Stipulation to be filed with the Securities and Exchange Commission on a Form 8-K.

5. All costs incurred in the filing of the Stipulation and publication of the Notice shall be paid by Cbeyond and Cbeyond shall undertake all administrative responsibility for filing and publication of the Notice.

6. At least fourteen (14) days prior to the Settlement Hearing, Cbeyond’s counsel shall serve on Lead Counsel and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notice.

7. All current Cbeyond shareholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether deemed favorable or unfavorable to current Cbeyond shareholders.

8. Pending final determination of whether the Settlement should be approved, no current Cbeyond shareholder either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

9. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

10. Any current record holders and beneficial owners of common stock of Cbeyond as of September 24, 2009 may appear and show cause, if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Final Order and Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no Cbeyond shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, unless that record shareholder has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of current stock ownership, along with written objections, including the basis therefor, and copies of any papers and briefs in support thereof:

COUNSEL FOR PLAINTIFFS

Robin Winchester

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

COUNSEL FOR NOMINAL DEFENDANT CBEYOND, INC.,

AND THE INDIVIDUAL DEFENDANTS

Michael J. Faris

LATHAM & WATKINS LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, IL 60606

Scott P. Hilsen

ALSTON & BIRD LLP

1201 West Peachtree Street

One Atlantic Center

Atlanta, GA 30309

The written objection and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

Superior Court of Fulton County

185 Central Avenue, SW

Justice Center Tower

Suite T-4655 / Courtroom 4A

Atlanta, Georgia 30303

Any Cbeyond shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

12. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the Cbeyond shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modification as may be agreed to by the Settling Parties, if appropriate, without further notice to the Cbeyond shareholders.

IT IS SO ORDERED.

Dated: , , 2009
Hon. Judge Melvin K. Westmoreland
Fulton County Superior Court Judge

EXHIBIT C-1

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

In re CBEYOND, INC. DERIVATIVE LITIGATION	CIVIL ACTION NO. 2008CV157216
This Document Relates To: ALL ACTIONS

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CBEYOND, INC. (“CBEYOND” OR THE “COMPANY”) AS OF SEPTEMBER 24, 2009 (EACH A “CURRENT CBEYOND STOCKHOLDER”). PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL CBEYOND STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “Action”), is being settled, subject to final Court approval. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated September 24, 2009 (the “Stipulation”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. All capitalized terms herein have the same meanings as set forth in the Stipulation.

Generally, plaintiffs in the Action alleged inter alia, that between approximately November 1, 2007 and February 2008, the Individual Defendants caused the Company to issue materially false or misleading statements and omissions concerning the Company’s financial well-being and future prospects. Specifically, Plaintiffs alleged that the Individual Defendants failed to disclose and/or purposely misled investors regarding Cbeyond’s customer attrition rate (the “Churn Rate”), which was allegedly much higher than disclosed by the Company through the Individual Defendants. Defendants have denied, and continue to deny, any wrongdoing and deny further that the Company or its stockholders were harmed or damaged by any conduct alleged in the Action.

The terms of the Settlement set forth in the Stipulation include: (1) the adoption and/or implementation of a variety of corporate governance measures, including measures that relate to and address many of the underlying issues in the Action, including, but not limited to, disclosure of Company’s corporate governance guidelines on the Company’s website, endeavoring to maintain three directors on the Company’s Nominating and Corporate Governance Committee; revisions to the Company’s Audit Committee Charter, and revisions to the Company’s indemnification agreements with the defendants named in the Action; and (2) payment by Cbeyond’s primary directors’ and officers’ liability insurance carrier of Plaintiffs’ Counsel’s attorney fees and expenses in the amount of $200,000, subject to Court approval (the “Fee and Expense Award”).

A final settlement hearing (the “Settlement Hearing”) will be held in the Action on             , 2009 at            .m. before the Hon. Melvin K. Westmoreland in Courtroom      at the Superior Court of Fulton County, Georgia, 185 Central Avenue, SW, Justice Center Tower, 30303, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate, including the payment of the Fee and Expense Award; and (2) whether the above-entitled Action should be dismissed on the merits and with prejudice as to the Released Persons.

If you are a Current Cbeyond Stockholder, your rights may be affected by the Settlement. Any Current Cbeyond Stockholder who objects to the Settlement or any of its terms, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs’ counsel and Defendants’ counsel shall be heard and no papers, briefs, pleadings or other documents submitted by any such Person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) days prior to the Settlement Hearing such Person:

A.	files with the Clerk of the Superior Court of Georgia, Fulton County 185 Central Avenue, Suite T-4655, Atlanta, Georgia 30303, a written objection containing (1) the name of the case and case number; (2) the Person’s name, address, and telephone number; (3) the number of shares of Cbeyond common stock the Person owns; (4) the date(s) of purchase of such shares, and a statement as to whether the Person will own such shares as of the date of the Settlement Hearing; (5) a detailed statement of the basis for the Person’s objections to or comments upon the Settlement, Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (6) any supporting papers, including all documents and writings that the person desires the Court to consider; (7) a representation as to whether the Person intends to appear at the Settlement Hearing; (8) a representation as to whether the Person plans on calling any witness(es) at the Settlement Hearing; and (9) the identities of any witness(es) the Person plans to call at the Settlement Hearing; and

B.	on or before the date of such filing, serves the same documents by first class mail upon the following counsel of record:

PLAINTIFFS’ COUNSEL	CBEYOND’S COUNSEL

Robin Winchester BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087

Michael J. Faris

LATHAM & WATKINS LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, IL 60606

Scott P. Hilsen

ALSTON & BIRD LLP

1201 West Peachtree Street

One Atlantic Center

Atlanta, GA 30309

Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to the attorneys’ fees and expenses, or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Current Cbeyond Stockholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court. Current Cbeyond Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

This Notice describing the Action was published as a Company Current Report on Form 8-K on             , 2009, and filed with the United States Securities and Exchange Commission (the “SEC”) on that date. You may obtain a copy of this Notice by referring to the SEC’s website at http://www.sec.gov.

If you have questions regarding the proposed Settlement, please do not call or write the Court. Questions may be directed to:

PLAINTIFFS’ COUNSEL

Robin Winchester BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087

PLEASE DO NOT CONTACT THE COURT

REGARDING THIS NOTICE

EXHIBIT D

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

In re CBEYOND, INC. DERIVATIVE LITIGATION	CIVIL ACTION NO. 2008CV157216
This Document Relates To: ALL ACTIONS

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Order of this Court, dated             , 2009 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated September 24, 2009, and the Exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any) and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, the Court enters this Final Order and Judgment.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Final Order and Judgment adopts and incorporates by reference the definitions contained in the Stipulation, and all capitalized terms used herein shall have the same meaning as set forth in the Stipulation.

2. The Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Notice was provided to Cbeyond shareholders and constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Official Georgia Code § 14-2-745 and the requirements of due process.

4. The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Official Code of Georgia § 9-11-11 and all other similar laws.

5. The Court further finds that the terms of the Stipulation and Settlement have been entered into and made in good faith, and that Plaintiffs’ Counsel has fairly and adequately represented the interests of Cbeyond and Cbeyond shareholders in connection with the initiation, prosecution and Settlement of the Action.

6. The Action and all claims contained therein as well as all of the Released Claims, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

7. Upon the Effective Date, as defined in the Stipulation, Cbeyond, Plaintiffs (acting on their own behalf and derivatively on behalf of Cbeyond), and each of Cbeyond’s shareholders shall be deemed to have, and by operation of this Final Order and Judgment, shall have fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense settlement or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

8. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of this Final Order and Judgment, shall have fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

9. The Court hereby approves the fees and expense award of $200,000 in accordance with the Stipulation and finds that such fee is fair and reasonable.

10. Neither the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties, or of the validity of any Released Claims; (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or this Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction of any other theory of claim preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

11. Without affecting the finality of this Final Order and Judgment in any way, this Court retains exclusive continuing jurisdiction: (a) over the implementation, administration, and consummation of this Settlement; (b) over the Action until the Final Order and Judgment contemplated hereby has become effective and each and every act agreed to be performed by the parties to the Stipulation have been performed pursuant to the Stipulation; and (c) over all parties to the Action and all parties to the Stipulation for the purpose of taking such other actions as may be necessary to conclude and administer this Settlement and to implement and enforce the Stipulation.

12. In the event that the Settlement does not become effective or is terminated in accordance with the terms and provisions of the Stipulation, then this Final Order and Judgment shall be vacated, and all Orders entered in connection therewith by the Court shall be rendered null and void, except as otherwise provided for in the Stipulation.

13. This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Official Code of Georgia § 9-11-58.

IT IS SO ORDERED.

Dated: , , 2009
Hon. Judge Melvin K. Westmoreland
Fulton County Superior Court Judge